UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2010

Law Enforcement Associates Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-49907	56-2267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2609 Discovery Drive Suite 125, Raleigh, NC	27616
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 872-6210

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2010, Law Enforcement Associates Corporation (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and re-elected to serve on the Registrant’s Board of Directors. All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting, provided, however, that the proposal regarding implementation and adoption of a stock option plan was amended at the annual meeting to reduce the number of shares of the Registrant’s common stock authorized for issuance upon the exercise of stock options from 1,000,000 to 500,000. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on May 20, 2010.

The voting results were as follows:

Proposal 1 : Proposal to elect five members of the Board of Directors, each for a term of one year.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Anthony E. Rand	14,327,264	98,229	7,607,347

James J. Lindsay	14,328,404	97,089	7,607,347

Joseph A. Jordan	14,326,459	99,034	7,607,347

Paul Briggs	14,328,404	97,089	7,607,347

W. Lyndo Tippett	14,316,430	109,063	7,607,347

Proposal 2: Proposal to approve the adoption and implementation of a stock option plan covering up to 500,000 shares of the Registrant’s common stock.

For	Against	Abstain	Broker Non-Votes
14,178,910	222,188	24,395	7,607,347

Proposal 3: Proposal to ratify the appointment of Frazer Frost, LLP as the Registrant’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes
20,467,442	1,459,770	105,628	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAW ENFORCEMENT ASSOCIATES CORPORATION

By:	/s/ Paul Briggs
Paul Briggs
President and Chief Executive Officer

Dated: June 17, 2010